LanzaTech Reports Third Quarter 2025 Financial Results
Continued Focus on Operational Execution and Strategic Transformation

SKOKIE, IL., November 19, 2025 – LanzaTech Global, Inc. (NASDAQ: LNZA) (“LanzaTech” or the “Company”), a carbon management solutions company, today reported its financial and operating results for the third quarter ended September 30, 2025.

Key Highlights:

•First Commercial Ethanol-to-Jet Plant Operational: In November 2025, LanzaJet, Inc., a sustainable aviation fuel ("SAF") joint venture entity in which the Company has a 36.33% equity interest, began fully operating and producing fuels at its LanzaJet Freedom Pines Fuels facility in Soperton, Georgia, USA – marking both the world’s first production at a commercial-scale plant of jet fuel using ethanol as a feedstock, and the first renewable solution, compatible with today’s aircraft, that does not rely on lipids or oils.

•EU Innovation Fund: In November 2025, LanzaTech was awarded a €40 million grant from the European Union’s Innovation Fund, subject to the finalization of the grant agreement expected in the spring of 2026. The project, an integrated CCUS facility in Norway, will feature the first commercial deployment of LanzaTech’s second-generation bioreactor and aims to produce 23.5 kt (~8M U.S. gallons) of ethanol per year by consuming ferroalloy emissions.

Third Quarter 2025 Financial Results

The table below outlines key results for the three and nine months ended September 30, 2025 and 2024, respectively:

All amounts in millions ($)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$9.3	$9.9	$27.8	$37.6
Cost of revenue (1)	6.9	8.1	20.7	20.4
Operating expenses	18.0	34.8	86.1	99.1
Net income (loss)	2.9	(57.4)	(48.9)	(110.7)
Adjusted EBITDA loss (2)	$(13.5)	$(27.1)	$(73.7)	$(67.0)
(1) Exclusive of depreciation.
(2) See “Non-GAAP Financial Measures” and “Reconciliations of GAAP Net Loss to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Revenue

•Reported total revenue of $9.3 million in the third quarter of 2025, compared to $9.9 million in the third quarter of 2024. The year-over-year decrease was due to reductions in Joint Development Agreements("JDA") business and a decline in engineering and other services and activity, partially offset by growth from CarbonSmart™ revenue:

•Engineering and other services revenue in the third quarter of 2025 was $4.0 million, compared to $4.9 million in the third quarter of 2024, due to the completion of projects with existing customers and government entities.

•JDA and contract research revenue was $1.2 million in the third quarter of 2025, compared to $1.8 million in the third quarter of 2024, due to the completion of projects with existing customers and the absence of new contracts as a result of workforce reductions.

•CarbonSmart revenue was $3.0 million in the third quarter of 2025, compared to $2.2 million in the third quarter of 2024. The increase was due to an increased sales volume in CarbonSmart products during the three months ended September 30, 2025 compared to the same period last year.

Cost of Revenue

•Cost of revenue decreased by $1.2 million, or 15%, in the three months ended September 30, 2025, compared     to the same period in 2024. The year-over-year decrease was primarily driven by a $1.2 million reduction in engineering and other service costs associated with the completion of projects for existing customers and government entities, as well as a change in revenue mix related to the increase in CarbonSmart sales, a lower margin business as compared to biorefining and JDA revenues.
Operating Expense

•Operating expenses were $18.0 million in the third quarter of 2025, compared to $34.8 million in the third quarter of 2024. The year-over-year decrease was primarily due to a $3.0 million decrease in personnel and contractor expenses related to R&D projects, reflecting headcount reductions implemented during the third quarter of 2025 as part of the Company’s broader cost optimization initiatives.

Net Income

•Net Income for the third quarter of 2025 was $2.9 million, compared to a $57.4 million net loss in the same period last year. Net income increased year-over-year primarily as a result of a $38.1 million non-cash gain on financial instruments recognized in the third quarter of 2025. In addition, the operating expenses decreased by $16.5 million during the third quarter of 2025 compared to the same period last year, due to headcount reductions implemented as part of the Company’s broader cost optimization initiative.

Adjusted EBITDA Loss

•Adjusted EBITDA loss was $13.5 million in the third quarter of 2025, compared to $27.1 million in the same period last year. The decrease in Adjusted EBITDA loss year-over-year was primarily attributable to lower selling, general and administrative expenses as a result of cost optimization efforts, along with lower revenue and higher cost of sales period-over-period. While expected to reduce long-term expenses, short-term restructuring costs were impacted during the quarter ended September 30, 2025.

Balance Sheet and Liquidity

•As of September 30, 2025, the Company had $23.5 million in total cash, restricted cash, and investments, compared to total cash of $39.6 million as of June 30, 2025. The decrease reflects continued use of cash to fund operating activities, timing of receipts from customers and government projects, and limited inflows from new funding sources.

Management Comments

“This has been a year of disciplined transformation. By aligning our structure to the realities of the market and focusing on the highest-value paths—especially the growing demand for SAF—we believe that we’ve strengthened our position and regained momentum, said Dr. Jennifer Holmgren, Board Chair and CEO of LanzaTech. “SAF is a practical and important outlet for the ethanol we produce, and we believe we’ve adjusted the business so we can focus on that opportunity more directly, provided we obtain the necessary capital to do so.

About LanzaTech

LanzaTech (NASDAQ: LNZA) is a leader in carbon management, using its proprietary gas-fermentation platform to transform waste carbon into valuable products. Through global partnerships, LanzaTech enables the production of feedstocks for high-value markets including SAF and chemicals. Headquartered in the U.S., the company provides technology and commercial pathways that strengthen industrial resilience and unlock new economic value from carbon.

Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, the Company’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including the Company's ability to continue to operate as a going concern; the Company's ability to consummate the transactions contemplated by the Series A Convertible Senior Preferred Stock Purchase Agreement, dated May 7, 2025, as amended; delays or interruptions in government contract awards, funding cycles or agency operations (including due to a government shutdown) that could postpone project milestones and defer related revenue recognition; the Company's ability to attract new investors and raise substantial additional financing to fund its operations and/or execute on its other strategic options; the Company's ability to maintain the listing of the Nasdaq Stock Market LLC; the Company's ability to execute on its business strategy and achieve profitability; and the Company's ability to attract, reatin and motivate qualified personnel. The Company may be adversely affected by other economic, business, or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in its Form 10-K for the year ended December 31, 2024, its Form 10-Q for the quarter ended March 31, 2025, June 30, 2025 and September 30, 2025 and in future SEC filings. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define Adjusted EBITDA as our net loss, excluding the impact of depreciation, interest income, net, stock-based compensation expense, change in fair value of warrant liabilities, loss on the Brookfield SAFE extinguishment, change in fair value of the Brookfield SAFE and the Brookfield Loan liabilities (net of interest accretion reversal), change in fair value of the FPA Put Option liability and Fixed Maturity Consideration, change in fair value of the Convertible Note, change in fair value of the PIPE Warrant and loss from equity method investees, net. We monitor and have presented in this earnings press release Adjusted EBITDA because it is a key measure used by our management and the Board to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.

Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. For example, Adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes gain or losses on equity method investee; and (iv) excludes certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

LANZATECH GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$19,627	$43,499
Held-to-maturity investment securities	—	12,374
Trade and other receivables, net of allowance	8,700	9,456
Contract assets	9,342	18,975
Other current assets	12,960	15,030
Total current assets	50,629	99,334
Property, plant and equipment, net	18,293	22,333
Right-of-use assets	14,548	26,790
Equity method investment	—	4,363
Equity security investment	14,990	14,990
Other non-current assets	830	6,873
Total assets	$99,290	$174,683
Liabilities, Mezzanine Equity and Shareholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	6,202	5,289
Other accrued liabilities	10,384	8,876
Warrants	43	3,531
Fixed Maturity Consideration and current FPA Put Option liability	4,123	4,123
Contract liabilities	2,042	6,168
Accrued salaries and wages	1,873	2,302
Current lease liabilities	169	158
Total current liabilities	24,836	30,447
Non-current lease liabilities	16,532	30,619
Non-current contract liabilities	5,901	5,233
FPA Put Option liability	30,015	30,015
Brookfield SAFE liability	—	13,223
Brookfield Loan liability	13,300	—
Convertible Note	—	51,112
Other long-term liabilities	514	587
Total liabilities	91,098	161,236
Mezzanine Equity
Convertible preferred stock, $0.0001 par value; 20,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 20,000,000 and no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	—
Preferred stock - additional paid-in capital	13,167	—
Total mezzanine equity	13,169	—
Shareholders’ Equity/(Deficit)
Common stock, $0.0000001 par value, 25,800,000 shares authorized as of September 30, 2025 and December 31, 2024; 2,319,960 and 1,949,157 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively (1)	23	19
Additional paid-in capital	1,011,901	981,638
Accumulated other comprehensive income	1,568	1,393
Accumulated deficit	(1,018,470)	(969,603)
Total shareholders’ equity/(deficit)	(4,978)	13,447
Total liabilities, mezzanine equity and shareholders' equity/(deficit)	99,289	174,683
(1) All common stock share and per share data for all periods presented have been retroactively adjusted to reflect the 1-for-100 reverse stock split of the Company’s common stock and the decrease in the par value of the Company’s common stock from $0.0001 to $0.0000001 per share which became effective on August 18, 2025.

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Contracts with customers and grants	$5,047	$5,199	$10,870	$17,684
CarbonSmart product sales	2,972	2,209	10,994	4,010
Collaborative arrangements	62	917	2,425	4,469
Related party transactions	1,198	1,618	3,557	11,399
Total revenues	9,279	9,943	27,846	37,562
Costs and operating expenses:
Contracts with customers and grants(1)	3,812	5,339	8,908	14,356
CarbonSmart product sales(1)	3,001	2,116	10,869	3,649
Collaborative arrangements(1)	78	479	822	2,034
Related party transactions(1)	25	207	60	363
Research and development expense	10,255	22,006	41,684	60,548
Depreciation expense	1,025	1,301	2,860	4,289
Selling, general and administrative expense	6,740	11,452	41,594	34,236
Total cost and operating expenses	24,936	42,900	106,797	119,475
Loss from operations	(15,657)	(32,957)	(78,951)	(81,913)
Other income (expense):
Interest income, net	311	791	941	2,452
Other income (expense), net	18,359	(19,730)	39,162	(23,342)
Total other income (expense), net	18,670	(18,939)	40,103	(20,890)
Loss from equity method investees, net	(152)	(5,535)	(10,019)	(7,935)
Net income (loss)	$2,861	$(57,431)	$(48,867)	$(110,738)

Other comprehensive loss:
Changes in credit risk of fair value instruments	—	—	1,091	—
Foreign currency translation adjustments	(162)	(48)	(916)	(198)
Comprehensive income (loss)	$2,699	$(57,479)	$(48,692)	$(110,936)

Net income (loss) per common share - basic	$1.14	$(29.04)	$(22.66)	$(56.07)
Net income (loss) per common share - diluted	$0.99	$(29.04)	$(22.66)	$(56.07)

Weighted-average number of common shares outstanding - basic(2)	2,320,018	1,977,734	2,156,721	1,974,992
Weighted-average number of common shares outstanding - diluted(2)	2,663,193	1,977,734	2,156,721	1,974,992
(1)exclusive of depreciation
(2)All common stock share and per share data for all periods presented have been retroactively adjusted to reflect the 1-for-100 reverse stock split of the Company’s common stock and the decrease in the par value of the Company’s common stock from $0.0001 to $0.0000001 per share which became effective on August 18, 2025.

LANZATECH GLOBAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(48,867)	$(110,738)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	5,913	9,739
Gain on change in fair value of SAFE and warrant liabilities	(3,437)	(20,609)
Loss on change in fair value of the Brookfield Loan	5,310	—
Loss on change in fair value of the Amended Brookfield Loan	1,000	—
Loss on Brookfield SAFE extinguishment	6,216	—
Loss on change in fair value of the FPA Put Option and current FPA Put Option liability	—	23,511
Change in fair value of Convertible Note	(42,980)	21,572
Gain on change in fair value of PIPE Warrant liability	(8,800)	—
Gain on partial lease termination	(60)	—
Provisions for losses on trade and other receivables, net of recoveries	126	(700)
Depreciation of property, plant and equipment	2,860	4,289
Amortization of discount on debt security investment	(34)	(649)
Non-cash lease expense	1,383	1,411
Non-cash recognition of licensing revenue	(3,613)	(10,385)
Loss from equity method investees, net	10,019	7,935
Unrealized Loss on net foreign exchange	546	1,060
Changes in operating assets and liabilities:
Accounts receivable, net	713	(2,902)
Contract assets	9,870	9,269
Accrued interest on debt investment	(83)	131
Other assets	3,731	(2,156)
Accounts payable and accrued salaries and wages	537	409
Contract liabilities	(104)	564
Operating lease liabilities	(991)	13
Other liabilities	2,053	(1,148)
Net cash used in operating activities	(58,692)	(69,384)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(1,047)	(3,557)
Purchase of debt securities	—	(27,083)
Proceeds from maturity of debt securities	12,408	44,770
Net cash provided by investing activities	11,361	14,130
Cash Flows From Financing Activities:
Proceeds from issuance of preferred stock	15,050	—
Issuance costs related to preferred stock	(1,881)	—
Proceeds from issue of equity instruments of the Company	—	272
Proceeds from issuance of Convertible Note, net	—	40,000
Repurchase of equity instruments of the Company	—	(48)
Partial settlement of the Brookfield Loan	(12,500)	—
Proceeds from PIPE Warrant	24,950	—
Net cash provided by financing activities	25,619	40,224
Effects of currency translation on cash, cash equivalents and restricted cash	(523)	(287)
Net decrease in cash, cash equivalents and restricted cash	(22,235)	(15,317)
Cash, cash equivalents and restricted cash at beginning of period	45,737	76,284
Cash, cash equivalents and restricted cash at end of period	$23,502	$60,967

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property, plant and equipment under accounts payable	79	40
Right-of-use asset additions	—	9,014
Extinguishment of the Brookfield SAFE	13,274	—
Issuance of the Brookfield Loan	(19,490)	—
Extinguishment of the Amended Brookfield Loan	12,300	—
Issuance of the Amended Brookfield Loan	(12,300)	—
Cashless issuance of equity for Convertible Notes	8,132	—
Non-cash change in lease liability on partial termination	13,025	—
Non-cash change in ROU assets on partial termination	(13,085)	—

LANZATECH GLOBAL INC
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$2,861	$(57,431)	$(48,867)	$(110,738)
Depreciation	1,025	1,301	2,860	4,289
Interest income, net	(311)	(791)	(941)	(2,452)
Stock-based compensation expense and change in fair value of Brookfield SAFE and warrant liabilities (1)	1,104	3,221	2,476	(10,870)
Loss on Brookfield SAFE extinguishment	—	—	6,216	—
Change in fair value of the FPA Put Option and Fixed Maturity Consideration liabilities (net of interest accretion reversal)	—	(488)	—	23,283
Change in fair value of Convertible Note	—	21,572	(42,980)	21,572
Change in fair value of PIPE Warrant	(12,200)	—	(8,800)	—
Change in fair value of the Brookfield Loan	(7,135)	—	5,310	—
Change in fair value of the Amended Brookfield Loan	1,000	—	1,000	—
Loss from equity method investees, net	152	5,535	10,019	7,935
Adjusted EBITDA	$(13,504)	$(27,081)	$(73,707)	$(66,981)

(1)Stock-based compensation expense represents expense related to equity compensation plans.

Investor Relations Contact:
investors@lanzatech.com

Public Relations/Media Contact:
Freya Burton
freya@lanzatech.com